Exhibit 5.1

May 23, 2024

V.F. Corporation

1551 Wewatta Street

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for V.F. Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (a) shares of common stock, without par value, of the Company (“Common Stock”), (b) shares of preferred stock, par value $1.00, of the Company (“Preferred Stock”), (c) debt securities of the Company to be issued in one or more series (“Debt Securities”) under the Indenture, dated as of October 15, 2007, as the same may be amended or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee, (d) warrants of the Company to purchase Debt Securities, Preferred Stock, Common Stock, securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (“Warrants”), (e) contracts to purchase Debt Securities, Preferred Stock, Common Stock, or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof, currencies, or commodities (“Purchase Contracts”), and (f) units of the Company consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (“Units” and, together with the securities specified in clauses (a) through (e) above, the “Securities”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, and other instruments as we have deemed appropriate for the purposes of the opinions set forth herein.

Morgan, Lewis & Bockius LLP

2222 Market Street
Philadelphia, PA 19103-3007	+1.215.963.5000
United States	+1.215.963.5001

V.F. Corporation

May 23, 2024

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions hereinafter expressed that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and documents furnished to us by the Company, without independent verification of their accuracy.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement will be effective at the time the Securities are offered and issued as contemplated pursuant to the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) none of the terms of any Security, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law; (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and issued will have been duly authorized, validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1.

With respect to shares of Common Stock, when (A) the board of directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Common Stock and (B) the shares of Common Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor (which shall not be less than the par value of Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of the Company for the consideration approved by the Board of the Company (which shall not be less than the par value of Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2.

With respect to Debt Securities, when (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of such Debt Securities and (B) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, any supplemental indenture or other instrument under the Indenture establishing the

V.F. Corporation

May 23, 2024

terms of such Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and binding obligations of the Company, except as may be limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and general principles of equity (the “Exceptions”);

3.

With respect to shares of Preferred Stock, when (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of Preferred Stock, including the adoption of a Certificate of Designations (a “Certificate”) relating to such Preferred Stock and the filing of the Certificate with the Secretary of State of the Commonwealth of Pennsylvania, and (B) the shares of Preferred Stock have been duly issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor (which shall not be less than the par value of Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of the Company for the consideration approved by the Board of the Company (which shall not be less than the par value of Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

4.

With respect to Warrants, when (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, (B) the warrant agreement or agreements relating to Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent has been appointed by the Company and (C) the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, upon payment of the consideration therefor provided for therein, then the Warrants will constitute valid and binding obligations of the Company, except as may be limited or affected by the Exceptions;

5.

With respect to Purchase Contracts, when (A) the purchase contract agreement for the Purchase Contracts has been duly authorized and validly executed by the parties thereto, (B) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Purchase Contracts and (C) the Purchase Contracts have been duly executed, issued and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein, then the Purchase Contracts will constitute valid and binding obligations of the Company, except as may be limited or affected by the Exceptions; and

V.F. Corporation

May 23, 2024

6.

With respect to Units, when (A) the purchase unit agreement for the Units has been duly authorized and validly executed by the parties thereto, (B) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Units and (C) the Units have been duly executed, authenticated, issued and delivered in accordance with the purchase unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, then upon payment of the consideration therefor provided for therein, the Units will constitute valid and binding obligations of the Company, except as may be limited or affected by the Exceptions.

The opinions expressed herein are limited to the laws of the State of New York, the Commonwealth of Pennsylvania, and the federal laws of the United States insofar as they bear on matters covered hereby. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Registration Statement, including under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP